UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 22, 2010

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Industrial Way, Eatontown, NJ	07224
(Address of principal executive offices)	(Zip Code)

(732) 389-0355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 22, 2010, Emrise Electronics Corporation (“EEC”), a wholly-owned subsidiary of EMRISE Corporation (the “Company”), entered into and consummated the closing under an asset purchase agreement by and among Astrodyne Corporation (“Astrodyne”), RO Associates, EEC’s wholly-owned subsidiary (“RO”), and EEC dated March 22, 2010 (the “Purchase Agreement”) pursuant to which Astrodyne purchased substantially all of the assets, properties, and business as a going concern of RO (the “RO Sale”).  The assets of RO that were sold and transferred to Astrodyne include, but are not limited to, the following:  (i) machinery and equipment; (ii) raw materials, work-in-process, and finished goods relating to RO; (iii) tangible personal property, such as office furniture and equipment; (iv) advance payments, rental deposits, and other similar assets; (v) rights to payments from customers; (vi) books and records; (vii) rights under certain contracts; (viii) intangible rights and property, such as goodwill and rights in and to the name “RO Associates,” product names, trade names, trademarks, fictitious names and service marks; (ix) information and data; (x) unfilled purchase and sale orders; (xi) governmental authorizations relating to RO’s business and pending applications in connection with such authorizations; (xii) RO’s rights to its business of manufacturing and selling standard, high-density AC to DC, and DC to DC converters (the “Business”); and (xiii) all claims, causes of action, and judgments relating to the Business.  Such sale and transfer was deemed to be a disposition of an insignificant amount of assets by the Company and EEC.  RO retained certain rights, as fully described in the Purchase Agreement, including certain records, rights to benefits plans and insurance policies and proceeds, and certain assets.

As part of the transactions contemplated by the Purchase Agreement, Astrodyne assumed certain specified liabilities of RO pursuant to an Assignment and Assumption Agreement by and between Astrodyne and RO (the “Assignment and Assumption Agreement”), including, but not limited to, liabilities and obligations under certain contracts to which RO was a party, certain accounts payable and other expenses, and certain warranty claims.  Pursuant to the Purchase Agreement, EEC also agreed to guarantee the full, complete, and timely compliance with and performance of all agreements, covenants and obligations of RO in connection with the RO Sale.

In connection with the RO Sale, Astrodyne paid RO an aggregate purchase price of $1,000,000, plus the assumption of those certain assumed liabilities pursuant to the Assignment and Assumption Agreement, subject to a purchase price adjustment based on actual versus expected working capital (as defined in the Purchase Agreement) at the time of the closing of the transaction.  As additional consideration for Astrodyne’s entry into the Purchase Agreement and consummation of the contemplated transactions under such agreement, EEC and RO agreed that, for a certain period immediately following the closing date, they would not compete with the Business, perform services for any person in competition with the Business or solicit certain specified targeted sales opportunities of the Business, or hire any employees of Astrodyne or its affiliates.

The closing of this transaction satisfies an important milestone under Amendment No. 8 to the Credit Agreement, as amended, with our senior lender (GVEC Resource IV Inc., which is an affiliate of Private Equity Management Group LLC).  Under the amended Credit Agreement, the Company will retain all of the net proceeds of this sale, estimated at $600,000, for general business purposes.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

2.1

Asset Purchase Agreement by and among Astrodyne Corporation, RO Associates Incorporated and EMRISE Electronics Corporation dated March 22, 2010. The schedules to the Asset Purchase Agreement in this Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A description of the omitted schedules is contained within the Asset Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.

99.1	Press Release issued by the Company regarding the Sale of RO Associates dated March 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2010		EMRISE CORPORATION

	By:	/s/ D. John Donovan
D. John Donovan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Asset Purchase Agreement by and among Astrodyne Corporation, RO Associates Incorporated and EMRISE Electronics Corporation dated March 22, 2010. The schedules to the Asset Purchase Agreement in this Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A description of the omitted schedules is contained within the Asset Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.

99.1	Press Release issued by the Company regarding the Sale of RO Associates dated March 23, 2010.